LANGUAGE ACCESS NETWORK, INC.

Non-Competition and Non-Solicitation Agreement

August 1, 2007

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is entered into as of the date set forth above by and between Language Access Network, Inc., a Nevada corporation (the “Company”), and the undersigned individual who has been a member of iBeam Solutions LLC, an Ohio limited liability company (the “Member”).

In consideration of the Company and its subsidiary, iBeam Merger Sub LLC (the “Merger Sub”), concurrently herewith entering into an Agreement and Plan of Merger (the “Merger Agreement”) with the above-mentioned iBeam Solutions LLC (“iBS”) and its members (including the Member) for the acquisition of iBS through a merger of the Merger Sub with and into iBS (the “Merger”) and consummation of the Merger, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Member hereby agree as follows:

1. By virtue of the Member’s experience with iBS, the Member’s involvement with a Person conducting or conducting on the Member’s own activities similar to those of the Company would represent a substantial competitive harm to the Company and its activities, and the use of the Member’s skills, knowledge and information about the Company’s strategies, plans, services and other activities can and would constitute a valuable competitive advantage over the Company. In view of the foregoing, the Member agrees and covenants that, during the Restricted Period (as hereinafter defined), the Member shall not directly or indirectly, whether as an employee, agent, consultant, director, officer, investor, partner, member, shareholder, proprietor, lender or otherwise, engage, or be associated in any way with any entity which engages, anywhere in the Restricted Territory (as hereinafter defined), in any business which is a Competitive Business (as hereinafter defined), provided that the foregoing shall not prohibit the Member from being a passive owner of not more than five percent (5%) of the outstanding stock of a corporation subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

2. During the Restricted Period, the Member shall not, without the consent of the Company (by action of the Board), directly or indirectly, for the Member’s benefit or the benefit of any other Person, (a) induce or attempt to induce any employee or consultant of the Company or any of its Affiliates to leave the employ of the Company or such Affiliate, (b) solicit from any customer of the Company or any of its Affiliates, or any Person who was such a customer within the two (2) year period prior to the start of the Restricted Period, business of the same or of a similar nature to the business of the Company or such Affiliate with such customer, (c) solicit from any potential customer of the Company or any of its Affiliates who is known to the Member business of the same or of a similar nature to that which has been the subject of a written or oral bid, offer, proposal or solicitation by the Company or any of its Affiliates, or of substantial preparation with a view to making such a bid, proposal, offer or solicitation, or (d) otherwise knowingly interfere with the relationship between the Company or any of its Affiliates and any employee or consultant thereof.

3. For purposes of this Agreement: (a) “Affiliate” of a Person means any other Person directly or indirectly controlling or controlled by such Person, or under direct or indirect common control with such Person, or any other Person of which such Person is a member, shareholder, general partner, trustee, director, manager, officer or employee, (b) “Board” means the Board of Directors of the Company, (c) “Competitive Business means any business that competes or that may reasonably be construed to compete with the Company or any of its Affiliates, including without limitation any business that itself or through an Affiliate produces, markets, or sells products, renders services or engages in business activities that are the same as, similar to or otherwise competitive with those of or under development or research by the Company or any of its Affiliates, (d) “Person” means any individual, partnership, limited liability company, corporation (for profit or non-profit), trust, association or unincorporated organization or governmental authority or other entity, (e) “Restricted Period” means the five (5) year period commencing as of the date hereof and (f) “Restricted Territory” means the United States of America.

4. The Member acknowledges that any failure to carry out any obligation under this Agreement, or a breach by the Member of any provision hereof, will cause immediate and irreparable damage to the Company, which damage cannot be fully and adequately compensated at law or through an action for money damages. In the event of any failure to comply with this Agreement, the Company shall be entitled to recover damages, losses, costs and liabilities (including attorneys’ fees) resulting from the failure to comply and will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement, but will be in addition to all other remedies available at law or in equity to the Company.

5. This Agreement shall inure to the benefit of the Company, its successors and assigns, and is binding upon the assigns, executors and administrators and other legal representatives of the Member.

6. This Agreement shall be construed in accordance with and governed for all purposes by the law of the State of Ohio, without giving effect to its conflicts of laws principles. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

Company:	Member:

LANGUAGE ACCESS NETWORK, INC.

By: _______________	_______________
Name: Michael Guirlinger	Name: _______________
Title: CEO